                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[x]      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                    meVC Draper Fisher Jurvetson Fund I, Inc.
                (Name of Registrant as Specified In Its Charter)

                                 Millenco, L.P.
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
         Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

                  1)       Title of each class of securities to which transaction applies:

                 ...........................................................................
                  2)       Aggregate number of securities to which transaction applies:

                  ..........................................................................
                  3)       Per unit price or other underlying value of transaction
                           computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  ..........................................................................
                  4)       Proposed maximum aggregate value of transaction:

                  ..........................................................................
                  5)       Total fee paid:

                  ..........................................................................

[ ]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1)       Amount Previously Paid:  ........................................

                  2)       Form, Schedule or Registration Statement No.: ...................

                  3)       Filing Party:  ..................................................


                                                                Date Filed: ................

                            MILLENNIUM PARTNERS, L.P.


   666 FIFTH AVENUE                                      TELEPHONE 212.841.4100
NEW YORK, NY 10103-0899                                    TELEFAX 212.841.4141



CONTACT
MEDIA                                                    INVESTORS
Paul Caminiti/Kim Levy/Keil Decker                       Robert Knapp
Citigate Sard Verbinnen                                  Millennium Partners
(212) 687-8080                                           (212) 841-4100


                         MILLENNIUM PARTNERS COMMENTS ON
                  LAWSUIT FILED BY CURRENT MVC MANAGEMENT TEAM

                SAYS MVC MANAGEMENT IS "BANKRUPT OF CREDIBILITY"

             -------------------------------------------------------

         NEW YORK, NY - FEBRUARY 7, 2003 -- Millennium Partners, LP ("Millennium") today issued the following statement regarding a lawsuit filed by the current management team of MVC Capital (NYSE: MVC, "the Fund") against
Millennium:

         Mr. Robert Knapp, Managing Director of Millennium, said, "This lawsuit is an act of desperation from a management team that has lost its shareholders' support. Mr. Grillos and his management team are bankrupt of credibility. The lawsuit is a transparent attempt to obstruct shareholder's right to vote, and a shameful waste of shareholder resources. If these legal claims had any merit, they would have been brought before the Delaware Court that overturned the election of three of the Fund's directors, including that of MVC's Chief Executive Officer John Grillos, on the grounds of proxy deception and breach of fiduciary duties."

         Richard Cohen, lawyer of Lowey Dannenberg Bemporad & Selinger, P.C., outside counsel to Millennium, said, "We won a judgment in the Delaware Chancery Court on December 19, 2002 that determined the incumbent directors had breached their fiduciary duties to shareholders and obtained their elections through deceit. In an escalation of management's dirty tactics, the complaint against Millenco has zero credibility, is riddled with factual errors and misrepresentations, and is clearly just an election ploy."

          Knapp added, "Millenco has a top-tier slate of nominees for the Board and a compelling strategy for earning superior long term returns at MVC. Since the Delaware Court's decision, MVC's cash position has fallen by over $26 million, from $141.4 million on December 17, 2002 to $114.9 million on February 6, 2003. In our opinion this represents a represents a willful destruction of shareholder value, and a deliberate attempt to make the Fund less attractive to prospective new management teams."

         Knapp continued, "We strongly encourage MVC shareholders to take this opportunity to effect change at this long mismanaged Fund and vote FOR the Millenco slate of Directors by signing, dating and returning the GREEN proxy card in advance of the annual meeting."

         Through its subsidiary Millenco, Millennium has proposed a slate of seven nominees to replace the existing MVC Board at the annual meeting to be held on February 28, 2003. On December 19th, the Delaware Chancery Court overturned the election of three of the Fund's directors, including that of MVC's Chief Executive Officer John Grillos, on the grounds of proxy deception and breach of fiduciary duties and ordered MVC to hold new elections. Millennium welcomes comments and suggestions from MVC shareholders at mevcshareholders@yahoo.com. For more information, shareholders can visit www.mevcshareholders.com.

                                    # # #

To the extent that the foregoing release may be considered a "solicitation," as defined by SEC regulations, such solicitation is being made by Millenco. L.P., a Delaware limited partnership, which is a broker-dealer and member of the American Stock Exchange. The general partner of Millenco is Millennium Management, LLC, a Delaware limited liability company. The sole manager of Millennium Management, LLC is Israel A. Englander. The principal office of Millenco, Millennium and Mr. Englander is 666 Fifth Avenue, New York, New York 10103.

For a description of the Millenco's direct or indirect interests in the Fund, we refer you to Millenco's filings on Schedule 13D which can be obtained from the SEC's website, www.sec.gov.

Millenco, L.P. has filed its definitive proxy statement with the Securities and Exchange Commission, and it will file additional solicitation material with the SEC in the future. SHAREHOLDERS SHOULD READ SUCH PROXY STATEMENT AND OTHER SOLICITATION MATERIAL CAREFULLY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. ANY AND ALL PROXY STATEMENTS AND OTHER MATERIAL FILED IN CONNECTION WITH THE SHAREHOLDERS MEETING WILL BE AVAILABLE, FOR FREE, AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE WWW.SEC.GOV AND AT WWW.MEVCSHAREHOLDERS.COM. IN ADDITION, MILLENCO WILL MAKE AVAILABLE WITHOUT CHARGE, VIA EMAIL, ANY PROXY STATEMENT OR OTHER SOLICITATION MATERIAL IT MIGHT ISSUE, TO SHAREHOLDERS WHO REQUEST IT BY CONTACTING US AT: MEVCSHAREHOLDERS@YAHOO.COM.

The statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. In particular, statements in this press release that state the intentions, beliefs, expectations, strategies, predictions of Millennium or its nominees for directors with respect to the Fund and its operations, or any other statements relating to the Fund's future activities or other future events or conditions are "forward-looking statements." Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors, as well as general economic conditions, which are difficult to predict and any one or more of which could cause actual results to differ materially from those stated in such statements. Any forward-looking statements speak only as of the date on which the material is released, and Millennium does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of such information is released.